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                                                                    Exhibit 10.3




                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (the "Agreement") is made as of the _21_ day of November, 2001 among EMTEC, INC. ("Debtor"), MRA SYSTEMS, INC. dba GE ACCESS ("Creditor"), and FLEET CAPITAL CORPORATION ("Fleet").

                                   BACKGROUND

         A. Debtor and Fleet executed a certain a Loan and Security Agreement dated as of the date hereof (such agreement, as amended from time to time hereafter, the "Loan Agreement") whereby Fleet agreed to extend to Debtor a revolving credit facility in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the "Revolving Credit"). Debtor's obligations to repay the Revolving Credit are evidenced by a certain promissory note executed by Debtor dated as of the date hereof in the face amount of $10,000,000 payable to the order of Fleet (the "Note").

         B. Debtor's obligations to Fleet with respect to the Revolving Credit, together with any and all obligations of Debtor to Fleet, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and whether or not arising in connection with the Revolving Credit including, without limitation, principal, interest (including without limitation post-petition interest if any), fees, costs and expenses of administration and enforcement (including reasonable attorney's fees and expenses), and any amount paid to Fleet but thereafter rescinded, restored or returned by the recipient thereof are hereinafter referred to collectively as the "Senior Debt"

         C. To secure Debtor's obligations to repay the Senior Debt, among other things, Debtor granted to Fleet a security interest in and to all of Debtor's tangible and intangible personal property including without limitation accounts, chattel paper, contract rights, deposit accounts, documents, equipment including fixtures, financial assets, general intangibles, including payment intangibles and software, instruments, intellectual property, inventory, investment property, letter-of-credit rights, money, security entitlements, software, supporting obligations, uncertificated securities and any proceeds of the foregoing, including the Common Collateral (as such term is hereinafter defined) (collectively the "Collateral").

         D. Debtor is indebted to Creditor from time to time for product that has been sold to Debtor from time to time (all obligations of Debtor to Creditor together with all documents evidencing or securing such obligation, together with any other obligation of Debtor to Creditor shall be hereinafter referred to as the "Subordinated Debt"). As security for the Subordinated Debt, Debtor delivered to the Creditor a Security Agreement dated August 14, 2001 (the "Creditor Security Agreement"), granting the Creditor a security interest in all assets of Debtor (collectively, the "Common Collateral").

         E. The parties hereto desire to set forth their agreement with respect to the subordination by Creditor of (i) its security interest in and to the Common Collateral to the security interest of Fleet in and to the Common Collateral and (ii) its right to payment under the Subordinated Debt to the prior payment in full of the Senior Debt.




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         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Priorities as to Common Collateral. Any lien or security interest now existing or hereafter acquired by Creditor in and to the Common Collateral shall be subject and subordinate in all respects and for all purposes to the liens and security interests now existing or hereafter acquired by Fleet in and to the Common Collateral, regardless of the order of creation, attachment, filing or other perfection. Except as set forth in this Agreement, Fleet shall be entitled to receive from the proceeds of any Common Collateral in which Creditor has or acquires a security interest all amounts due to Fleet with respect to the Senior Debt, whether principal, interest, costs of collection or otherwise, before Creditor receives any proceeds therefrom with respect to the Subordinated Debt.

2. Priorities Generally. Creditor represents and warrants that Creditor does not have, and covenants that without Fleet's prior written consent, Creditor will not take, any lien or security interest in and to any assets of Debtor, any subsidiary or affiliate of Debtor or any other Person other than its now existing security interest in the Common Collateral and Debtor covenants and agrees not to grant or allow any of its subsidiaries or affiliates to grant any lien or security interest to Creditor, in and to any assets other than the now existing security interest in favor of Creditor in the Common Collateral. In the event that the Creditor has or hereafter takes such lien or security interest, whether in violation of the preceding sentence or with the prior written consent of Fleet, (a) to the extent that Fleet has a lien or security interest in the same property, the lien or security interest of Creditor shall be subject and subordinate in all respects and for all purposes to the liens and security interests now existing or hereafter acquired by Fleet therein, regardless of the order of creation, attachment or filing or other perfection, and (b) to the extent that Fleet does not have a lien or security interest in the same property, the lien or security interest received by Creditor shall be received by it IN TRUST for the benefit of Fleet (and, as provided below, for its own benefit), and Creditor shall promptly assign (in part) such lien or security interest and any and all perfection filings to Fleet, shall transfer possession of any such collateral at any time in its possession (provided however that Creditor shall retain its subordinate security interest in such collateral and hereby agrees to take such actions as reasonably requested by Fleet to assist Fleet in obtaining a perfected senior security interest in such collateral without releasing Creditor's subordinate security interest), and, except as provided to the contrary herein, shall pay over to Fleet any and all payments or proceeds received by it in respect to such lien or security interest for application on the Senior Debt, and Fleet shall be entitled to receive from the proceeds thereof all amounts due to Fleet by Debtor, whether principal, interest, costs of collection or otherwise, before Creditor receives any proceeds therefrom.

3. Priorities of Payment. Creditor covenants and agrees that the Subordinated Debt and all of the rights and remedies of Creditor with respect to the Subordinated Debt are hereby made subordinate and subject in right of payment to the prior payment in full of any and all Senior Debt, and Debtor covenants and agrees not to make any payment on or with respect to the Subordinated Debt until payment in full of any and all Senior Debt, except as set forth in the immediately following sentence. Creditor shall be entitled to receive and Debtor shall be permitted to pay amounts due to Creditor under the Subordinated Debt, provided that Creditor




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has not been given written notice that Fleet has declared Debtor in default and has accelerated all amounts due to Fleet.

4. Exercise of Remedies.

         (a) Creditor covenants and agrees that until the Senior Debt shall have been paid in full, except as expressly permitted under this Subordination Agreement, Creditor will not take any action to exercise any of its remedies, including without limitation under the Creditor Security Agreement, to initiate a reorganization of, or litigation against, Debtor or to foreclose or otherwise realize on any security (including without limitation the Common Collateral) given by Debtor or any other person to secure such indebtedness prior to the repayment in full of the Senior Debt. Notwithstanding the foregoing, Creditor shall be entitled: (i) to accelerate the obligations outstanding under the Subordinated Debt if an event of default shall have occurred under the Subordinated Debt or if Fleet has accelerated the Senior Debt; and (ii) during any period, after giving not less than 120 days prior written notice thereof to Fleet, to take any action prohibited by the prior sentence of this Section 4(a) but otherwise available under the Subordinated Debt, provided however that, if Fleet accelerates the Senior Debt, commences legal proceedings against Debtor, seizes Collateral or takes any other remedial action permitted by the Loan Agreement (collectively, "Remedial Actions") after Creditor commences any action permitted under this Section 4(a)(ii), Creditor will discontinue such action until the Senior Debt is repaid in full or Fleet otherwise consents in writing. Any proceeds received by Creditor in connection with the enforcement of its rights (which proceeds shall not include payments received in accordance with Section 3 hereof or payments received by Creditor for or on account of inventory in advance of, or simultaneously with, delivery thereof ("c.o.d. payments"), and after Creditor is reimbursed for any costs of such action, including reasoanble attorneys fees, out of such proceeds) shall be immediately paid over to Fleet to be applied toward repayment of the Senior Debt, until the Senior Debt is repaid in full.

         (b) Creditor and Debtor acknowledge that after the occurrence and during the continuance of an event of default under and as defined in the Loan Agreement, Fleet, at its option, may take any action to foreclose or realize upon or enforce any of its rights, including without limitation any of its rights with respect to any Collateral held by Fleet (including the Common Collateral), without the prior consent of Debtor or Creditor.

         (c) Upon notice of the acceleration of the Senior Debt or upon distribution of all or substantially all the assets, winding up, total or partial liquidation, dissolution, reorganization or readjustment of debt, custodianship, bankruptcy, receivership, or insolvency or upon an assignment for the benefit of creditors or upon any other marshalling of the assets and liabilities of Debtor or upon any similar proceeding relating to Debtor or its property (whether voluntary or involuntary), unless otherwise agreed by Fleet, then as regards the receipt of any funds from Debtor by Creditor on or after the occurrence of any such event:

             (i) all of the principal, interest and other amounts constituting the Senior Debt, whether or not then due and payable, shall first be paid in full before any payment of principal, interest, or any other amount due under the Subordinated Debt;




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             (ii) any payment or distribution of assets of Debtor of any kind or character, whether in cash, property or securities to which Creditor would be otherwise entitled (but for the terms hereof), shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other person making such distribution directly to Fleet for application to the payment of the Senior Debt to the extent necessary to pay the Senior Debt in full; and

             (iii) Creditor shall execute and deliver to Fleet or its representative all such further instruments confirming the authorization referred to in the foregoing clause (ii),

             (iv) Creditor shall have the right to file all proofs of claim and other instruments necessary or advisable to enforce all claims upon or in respect of the Subordinated Debt; provided however, that any amounts received shall be applied as set forth in clause (i) above until the Senior Debt is paid in full.

         (d) If, notwithstanding the provisions of this Subordination Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by Creditor in contravention of the terms of this Subordination Agreement (a "Prohibited Transfer"), and before all the Senior Debt shall have been paid in full, such Prohibited Transfer shall be held IN TRUST for the benefit of Fleet and shall immediately be paid over or delivered or transferred to Fleet, or its representative, for application to the payment of all of the Senior Debt remaining unpaid, until all of the Senior Debt shall have been paid in full.

         (e) For purposes of this Subordination Agreement, a distribution may consist of cash, securities or other property.

5. Subrogation. Until all Senior Debt is paid in full, Creditor shall not have any rights of subrogation with respect to the rights of Fleet to receive distributions applicable to Senior Debt. Nothing herein is intended to give Creditor any rights of subrogation which it otherwise would have under applicable law.

6. Relative Rights. This Section 6 defines the relative rights of Creditor and Debtor. Except as otherwise provided herein, nothing herein shall:

         (a) impair, as between Debtor and Creditor, the obligations of Debtor, which are absolute and unconditional, to pay the amounts due under the Subordinated Debt in accordance with the terms thereof; or

         (b) affect the relative rights of Creditor and creditors of Debtor other than Fleet; or

         (c) prevent Creditor from exercising, subject to the restrictions set forth in this Subordination Agreement, its available remedies upon a default or event of default under the Subordinated Debt and all other remedies, after the Senior Debt has been repaid in full. Nothing in this Agreement shall limit Creditor's right to suspend or stop shipment of goods to Debtor or adjust Debtor's credit limit from time to time, and Creditor shall not incur any liability for refraining from shipping goods to Debtor.




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7. Obligations not Affected. So long as Senior Debt remains outstanding, all rights and interests of Fleet under this Subordination Agreement, and all agreements and obligations of Creditor and Debtor under the Subordinated Debt, shall remain in full force and effect irrespective of:

         (a) any change in the time, manner or place of payment of, or in any other term of, or any other amendment or waiver of or any consent to departure from any agreement, instrument or document in respect of such Senior Debt; or

         (b) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of such Senior Debt.

         This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such Senior Debt is rescinded or must otherwise be returned by Fleet upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made.

8. Additional Representations, Warranties and Covenants of Creditor. Creditor represents, warrants and covenants that (a) it has not made any prior assignment of the Subordinated Debt or its rights relating thereto, (b) it will not make any such assignment unless the proposed assignee has delivered to Fleet an executed subordination agreement in form and substance satisfactory to Fleet; provided that Creditor may make any such assignment to an affiliate of Creditor provided that such assignee agrees to be bound by the terms of this Agreement,
(c) as of the date hereof, to Creditor's knowledge there is no event of default or event which with the passage of time or giving of notice would constitute an event of default under and as defined in the Subordinated Debt, (d) this Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Creditor, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting the enforcement of creditors' rights generally or general principles of equity; (e) Fleet has not made any representation or warranty, expressed or implied, to Creditor, and no act by Fleet heretofore or hereafter taken, including any review of the financial condition or business affairs of Debtor shall be deemed to constitute any representation or warranty by Fleet to Creditor; and (f) in connection with its entry into and performance of its obligations under this Agreement, Creditor has made and shall continue to make its own independent investigation of the financial condition and business affairs of Debtor, and its own independent appraisal of the creditworthiness of Debtor.

9. Additional Representations, Warranties and Covenants of Fleet. Fleet represents, warrants and covenants that (a) it has not made any prior assignment of the Senior Debt or its rights relating thereto, (b) this Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Fleet, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting the enforcement of creditors' rights generally or general principles of equity; (c) Creditor has not made any representation or warranty, expressed or implied, to Fleet, and no act by Creditor heretofore or hereafter taken, including any review of the financial condition or business affairs of Debtor shall be deemed to constitute any representation or




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warranty by Creditor to Fleet; and (d) in connection with its entry into and performance of its obligations under this Agreement, Fleet has made and shall continue to make its own independent investigation of the financial condition and business affairs of Debtor, and its own independent appraisal of the creditworthiness of Debtor. Fleet shall endeavor to use commercially reasonable efforts to notify Creditor of an assignment of all of its rights hereunder and under the Loan Documents. Any assignee of Fleet shall be bound by the terms of this Subordination Agreement.

10. Additional Representations, Warranties and Covenants of Debtor. (a) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Debtor, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting the enforcement of creditors' rights generally or general principles of equity; (b) upon request, Debtor agrees to provide to Creditor copies of the Loan Agreement, Note, and/or the documents evidencing or securing the Senior Debt; (c) Debtor shall provide to Creditor copies of: (i) all amendments, modifications, extensions or renewals of the Senior Debt and/or the documents evidencing or securing the Senior Debt which are entered into after the date of this Agreement, which copies shall be provided no later than the execution of such documents by Debtor, and (ii) all notices to Debtor from Fleet of an event of default under the Loan Agreement promptly upon receipt thereof.

11. Miscellaneous.

         (a) Each right, power and remedy of Fleet provided for in this Subordination Agreement, or any other document referred to herein, as applicable, whether now existing or hereafter available at law or in equity or by statute or otherwise, shall be cumulative and concurrent (except to the extent otherwise provided in any such document) and shall be in addition to every other such right, power or remedy. The exercise or the beginning of the exercise by Fleet of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all other such rights, powers or remedies, and no course of dealing or failure or delay on the part of Fleet in exercising any such right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies.

         (b) Each party hereto agrees to execute such documents, instruments and agreements as may be reasonably necessary to carry out the agreements set forth herein.

         (c) The parties are entering into this Subordination Agreement only for the purpose of defining the relative rights of Creditor and Fleet and nothing herein shall impair any of the obligations of Debtor to Fleet or of Debtor to Creditor which are unconditional and absolute, nor shall this Subordination Agreement confer any rights on any person or entity not a party hereto, nor shall Debtor be entitled to use the failure of Creditor and/or Fleet to comply with the terms of this Subordination Agreement as a defense against any claim by Creditor against Debtor or Fleet against Debtor or as a basis for a claim or counterclaim by Debtor against either Fleet or Creditor.

         (d) No amendment, modification, extension or renewal of the Senior Debt and/or the documents evidencing or securing the Senior Debt, and any other document executed or to be




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executed in connection with the Senior Debt, exercise or failure to exercise any right, power, remedy or privilege under or with respect to the Senior Debt or any of aforementioned documents, granting or withholding of any waiver, consent or approval with respect of any of the covenants, terms, conditions or agreements contained in any of the aforementioned documents, indulgence, forbearance or extension of the time for performance of any covenant or agreement of Debtor under or in connection with the aforementioned documents or otherwise taking or failing to take any action with respect to the Senior Debt without the prior consent of Creditor shall affect any of the rights or privileges of Fleet hereunder, provided, however, that Fleet agrees to use commercially reasonable efforts to notify Creditor of any increase in the Revolving Credit or other facility to Debtor over the $10,000,000 level.

         (e) This Subordination Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws.

         (f) This Subordination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the terms and conditions hereof limiting the ability of Creditor to assign the Subordinated Debt or its lien on and security interest in the Common Collateral.

         (g) Upon request, Debtor and Creditor shall join with Fleet in executing one or more financing statements pursuant to the Uniform Commercial Code or other notice appropriate under applicable law, in form satisfactory to Fleet, for filing in all public offices where such filing is reasonably deemed by Fleet to be necessary or desirable.

         (h) In the event of any conflict between any term, covenant or condition of this Subordination Agreement and any term, covenant or condition of any of the documents evidencing, securing or otherwise executed in connection with the Subordinated Debt, the provisions of this Subordination Agreement shall control and govern except to the extent otherwise expressly provided herein.

         (i) Any notices required or permitted to be given hereunder shall be validly given if delivered or mailed by certified, or registered mail or by nationally recognized overnight delivery service or transmitted by telecopier to the parties hereto at the respective addresses set forth on the signature page of this Subordination Agreement, or at such other addresses as the addressee shall have specified by notice given in compliance with this Section. Such notice shall be effective five (5) days after deposit with the United States Postal Service in the case of certified or registered mail, one day after deposit with a nationally recognized overnight delivery service or upon receipt of confirmation of delivery if transmitted by telecopier.

         (j) This Subordination Agreement may not be amended or modified orally but may be amended or modified only in writing, signed by all parties hereto. No waiver of any term or provision of this Subordination Agreement shall be effective unless it is in writing, making specific reference to this Subordination Agreement and signed by the party against whom such waiver is sought or to be enforced. This Subordination Agreement may be signed in one or more counterparts which, when taken together, shall constitute one and the same document.




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         IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed by their respective duly authorized officers as of the date above written.


MRA SYSTEMS, INC. dba GE Access


By:
   --------------------------
   Name:  Jason Romero
   Title: Director, Risk Management

Address:  1426 Pearl Street
          Boulder, CO  80302
          Attn:  Financial Services Department
          Fax No. 303-938-9388


FLEET CAPITAL CORPORATION


By:
   --------------------------
   Name: David B. Rivkind
         SVP

Address:

Fleet Capital Corporation
4900 Route 70
Pennsauken, NJ  08109-4792
Attention:  Mr. Charles Kirschner
Fax no. 856-486-4129

Agreed to and accepted by:

EMTEC, INC.


By:
   --------------------------
   Name:  Sam Bhatt
   Title: VP Finance

Address:
Emtec, Inc.
817 East Gate Drive
Mount Laurel, NJ  08054